UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________

FORM 8-K/A

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

July 7, 2010

Date of Report
 (Date of earliest event reported)

True North Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-129919	20-3345780
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

4999 France Avenue South, Suite 248, Minneapolis, Minnesota 55410
(Address of Principal Executive Offices)           (ZIP Code)

Registrant’s telephone number, including area code: (952) 358-6120
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Deconsolidation

On June 30, 2010 the Company transferred the assets and liabilities of their subsidiary Capital Solutions Monthly Income Fund, LP, after these assets had been voluntarily surrendered to the Company pursuant to the Company’s security interest, to a liquidating trust not controlled by the Company.  The Company has no continuing involvement with the Capital Solutions Monthly Income Fund, LP. The Company received no cash consideration in the transfer.  In addition, the Company issued 12,000 shares of preferred stock to Capital Solutions Monthly Income Fund, LP’s Series 1 Note-holders. At the time of the deconsolidation, Capital Solutions Monthly Income Fund, LP’s liabilities exceeded their assets by $26,611,512.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed deconsolidated financial statements and related notes thereto describing the pro forma effect of the deconsolidation on the Company’s (i) unaudited deconsolidated balance sheet as of December 31, 2009 and unaudited statements of operations are filed herewith as Exhibit 99.3 and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Exhibits	Method of Filing
99.3	Unaudited Pro Forma Condensed Deconsolidated Financial Statements and Related Notes Thereto as o December 31, 2010, and for the year then ended	Filed herewith

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH FINANCE CORPORATION

Date: September 15, 2010	By:	/s/ Todd. A. Duckson
TODD A. DUCKSON,
President of the Company